Exhibit 10(f)
DIRECTORS

RESTRICTED STOCK AGREEMENT

DIRECTORS RSA NO. [___] (Deferred Shares)

Shares of Restricted Stock are hereby awarded effective as of ____________ by TCF Financial Corporation (“TCF Financial”) to [_____________] (the “Grantee”) or to the Grantee’s account in the trust hereinafter described, in accordance with the following terms and conditions of this Restricted Stock Agreement (the “Agreement”):

1.
Share Award. TCF Financial hereby awards to the Grantee’s account in the TCF Directors Deferred Compensation Trust Agreement (the “Trust”) [______] shares (the “Deferred Shares”) of Common Stock, pursuant to the Stock Incentive Plan of 2019 (the “Stock Plan”) upon the terms and conditions therein and hereinafter set forth. The Deferred Shares shall be issued in the name of the trustee under the Trust (the “Trustee”) for the account of the Grantee, and shall be held by the Trustee pursuant to the terms of the Trust.

2.	Restrictions on Transfer and Restricted Periods.

a.    Beginning on the date of this Agreement (the “Commencement Date”), the Deferred Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Trustee (except that the Trustee may transfer Deferred Shares to a successor Trustee or as provided in the Trust in the event of insolvency), except to TCF Financial or as hereinafter provided, and are subject to the restrictions set forth in the Stock Plan (collectively, the “Restrictions”).

b.    The period beginning on the Commencement Date and ending on the lapse of the Restrictions shall be referred to as the “Restricted Period.” The Restrictions will lapse and the Deferred Shares will vest, subject to the acceleration and forfeiture provisions herein, with respect to one hundred percent (100%) of the Deferred Shares on [____________].

c.    The Compensation and Pension Committee of the Board (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the Restrictions shall lapse with respect to any Deferred Shares, or to remove any or all such Restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes occurring after the commencement of the Restricted Period.

3.
Termination of Service. Except as provided in Section 8 below or in the Stock Plan, if the Grantee ceases to be a member of all boards of directors of TCF Financial and its affiliated companies for any reason, all Deferred Shares which at the time of such termination of board service are subject to the Restrictions shall upon termination of such service be forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion under Section 2(c), shall determine to remove any or all of the Restrictions on such Deferred Shares prior to such forfeiture; provided that in the event of Grantee’s retirement from service pursuant to the terms of Section 6.4(c) of the Stock Plan, Deferred Shares still subject to Restricted Period on that date shall lapse and all Deferred Shares shall be fully vested.

4.
Certificates for Shares. TCF Financial may issue one or more certificates in respect of the Deferred Shares to be held by the Trustee in the name of the Trustee for the account of the Grantee until the expiration of the Restricted Period with respect to the Deferred Shares represented thereby. Any such certificate(s) for Deferred Shares will be subject to a Restricted Period and bear the following legend:

“The shares represented by this certificate were issued subject to certain restrictions under the TCF Financial Corporation Stock Incentive Plan of 2019 (the “Plan”). This certificate is held subject to the terms and conditions in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, which provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.”

The Grantee further agrees that, if at any time requested by the Company during the Restricted Period, s/he shall execute a stock power endorsed in blank and that s/he shall promptly deliver such stock power to TCF Financial. The Trustee shall, if requested by TCF Financial, execute a stock power endorsed in blank with respect to any Deferred Shares held by the Trustee.

Alternatively, TCF Financial may cause the Deferred Shares to be issued in the name of the Trustee in a sub-issue of Common Stock managed by the transfer agent which is subject to transferability restrictions set forth above.

5.
Grantee’s Rights. Grantee, as owner of the Shares, shall have the right to vote the Shares. Deferred Shares shall be subject in all respects to the terms of the Trust, including (but not limited to) the provisions which make such Deferred Shares subject to the claims of creditors in the event of insolvency of the company. Any dividends or other distributions declared payable on TCF Financial’s common stock on or after the grant date of the Deferred Shares until the Deferred Shares vest or forfeit shall be credited notionally to the Grantee in an amount equal to such declared dividends or other distributions on an equivalent number of shares of the TCF Financial’s common stock (“Dividend Equivalents”). Dividend Equivalents so credited shall be paid if, and only to the extent, the Deferred Shares to which they relate vest, as provided under the terms of the Stock Plan and this Restricted Stock Agreement. Dividend Equivalents credited in respect to Deferred Shares that are forfeited under the terms of the Stock Plan and this Restricted Stock Agreement, are correspondingly forfeited. No interest or other earnings shall be credited on Dividend Equivalents. Vested Dividend Equivalents shall be paid in cash at the same time as the underlying Deferred Shares to which they relate. Any dividends paid on Deferred Shares of a Grantee shall be credited to Trustee’s account for Grantee and shall be reinvested in Common Stock.

6.
Expiration of Restricted Period. Upon the expiration of the Restricted Period with respect to any Deferred Shares, TCF Financial shall redeliver to the Trustee for the Grantee’s account any certificate(s) for Deferred Shares with respect to which Restricted Periods have expired without the restrictive legend provided for in Section 4 above. The Trustee shall hold such Deferred Shares for the account of the Grantee until such time as they become distributable pursuant to the provisions of the TCF Directors Deferred Compensation Plan, as amended and restated effective as of October 23, 2019 (the “Deferred Compensation Plan”). The Trustee shall accomplish such distribution by sending the Deferred Shares to TCF Financial’s transfer agent, with instructions to reissue them in the name of Grantee. Subject to the provisions of Section 3 above, any Deferred Shares for which Restricted Periods are still in effect at the time of such termination of service shall be forfeited and Trustee shall deliver any certificates for such Deferred Shares to TCF Financial for cancellation.

7.
Adjustments for Changes in Capitalization of TCF Financial. In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Deferred Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive. Any Deferred Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee or the Trustee will be subject to the Restrictions and the certificate or other instruments representing or evidencing such Deferred Shares shall be legended and deposited with TCF Financial or the Trustee in the manner provided in Section 4 above.

8.
Effect of Change in Control. Subject to the six-month holding requirement, if any, of the Rule 16b-3 under the Securities Exchange Act of 1934, as amended, but notwithstanding any other provision in this Stock Plan (including, but not limited to, Sections 2(b) and 3 of this Agreement) in the event of a Change in Control, as defined in the Stock Plan, all terms and conditions of this Restricted Stock Agreement shall be deemed satisfied, and all the Deferred Shares shall vest as of the date of the Change in Control. Such vested Deferred Shares shall be distributed as provided in the Deferred Compensation Plan, in accordance with the procedures described in Section 6 of this Agreement.

9.
Stock Plan and Committee Interpretations as Controlling. The Deferred Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Stock Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his or her legal representatives with regard to any question arising hereunder or under the Stock Plan.

10.
Grantee Service. Nothing in this Agreement shall limit the right of the Board, Board committees, or shareholders of TCF Financial to remove the Grantee from service as a Director, to refuse to renominate or reelect the Grantee as a Director or to enforce the duly adopted retirement policies of the Board of TCF Financial.

11.
Grantee and Trustee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to TCF Financial. The Trustee (if applicable) shall signify its acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to TCF Financial.

12.
Section 409A of the Internal Revenue Code. Insofar as the arrangements described in this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, the terms of this Agreement shall be interpreted as necessary to comply with the requirements of Section 409A, as interpreted by guidance issued by the Internal Revenue Service.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By___________________________
General Counsel

ACCEPTED:

___________________________________
Signature - [_________________]

_____________________________
(Street Address)

_____________________________
(City, State and Zip Code)

TRUSTEE
The First National Bank in Sioux Falls

By: __________________________

Title: _________________________

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